                                                                    EXHIBIT 99.1

                                  PRESS RELEASE

For Release:      April 9, 2004
Nasdaq:           NCFC
Contact:          Investor Relations at (800) 200-7032
Website:          www.northcountrybank.com

                       NORTH COUNTRY FINANCIAL CORPORATION
                       REPORTS FIRST QUARTER 2004 RESULTS

(Manistique, Michigan) - North Country Financial Corporation (Nasdaq: NCFC), the bank holding company for North Country Bank and Trust (the "Bank") today announced a first quarter 2004 loss of $1.7 million or $.24 per share compared to a loss of $1.5 million or $.21 per share for the first quarter of 2003.

"This is the third consecutive quarter that losses have diminished," said C. James Bess, president and chief executive officer. North Country lost $2.5 million in 2003's fourth quarter and $3.0 million in last year's third quarter. "The first quarter ended about as we expected with the 32 percent improvement over fourth quarter 2003 results," said Bess. "Continuing losses are disappointing, but the improving trend shows that actions being taken to rehabilitate the company are working."

Total assets of the Corporation at March 31, 2004 were $400.4 million, down 23.3 percent from the $521.8 million in total assets reported at March 31, 2003. First quarter-end total assets were down 5.2 percent from the $422.5 million of total assets at year-end 2003.

Total deposits of $287.1 million at March 31, 2004 were down 27.4 percent from deposits of $395.2 million on March 31, 2003. Deposits were down 6.1 percent from year-end 2003 deposits of $305.8 million.

Total loans at March 31, 2004 were $255.0 million, down from $391.6 million at March 31, 2003 or a 34.9 percent reduction. Total loans at the end of the first quarter of 2004 declined 14.4 percent from year-end 2003 total loans of $297.8 million.

The decline in assets, deposits, and loans reflects, in part, the results of management's efforts to shrink the Corporation and the "Bank" via strengthened credit-granting policies and procedures, sale and workout of problem loans, and the sale, consolidation, and closure of unprofitable branches.


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In late March 2004, the "Bank" sold over $25.0 million of non-accrual and undesirable loans for about $18.0 million without any additional provisions to the allowance for loans and lease losses or significant charges to income. The sale included approximately $18.0 million of non-accrual loans primarily concentrated in the hospitality/traveler accommodation industry. The sale reduced non-accrual loans from $38.7 million at year-end 2003 to $18.3 million at March 31, 2004. Actions are also currently being taken that could reduce a troubled $13.0 million commercial loan relationship. By dollar volume, that relationship represents about 70% of the bank's remaining non-accrual loans. Proceeds of the loan sale will be re-invested in interest-earning assets and remain available to fund further size contractions.

In addition to the previously announced sale of the "Bank's" Alanson and Mancelona branches, management is negotiating for the sale of other branches. Processes are also ongoing to consolidate branches in Traverse City and Sault Ste. Marie, and to close branches in Boyne City, Cadillac, and Calumet by June 2004. Another branch may be closed by August 2004. In addition to the asset and deposit shrinkage that will result from branch sales, non-interest expense is expected to decline as a result of branch sales, consolidations, and closings. As well, management continues to explore other opportunities for expense reductions, and believes non-interest expenses will be down in future quarters.

North Country Financial Corporation's total shareholders' equity of $9.4 million at March 31, 2004 was down 50.3 percent or $9.5 million from the $18.9 million in shareholders' equity at March 31, 2003. 2004's first quarter-end stockholders' equity was down 12.1 percent from $10.7 million of shareholders' equity at year-end 2003.

"Capital remains a difficult challenge for the "Bank" and the company," Bess concluded. "Management continues to seek a capital injection or to consummate a sale of control of North Country to a supportive acquirer." Management believes the "Bank" is in substantial compliance with all provisions of the April 5, 2003 Cease and Desist Order (the "Order") with the exception of capital. At March 31, 2004 and at prior quarter-ends, the "Bank" did not meet the capital ratio requirements of the "Order."


                           FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements reflect management's current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include, among others: changes in the national and local economies or market conditions; changes in interests rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, and other sources may not be fully realized at all or within the expected time frames. These and other factors that may emerge could cause decisions and actual results to differ materially from current expectations. North Country undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.



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                       NORTH COUNTRY FINANCIAL CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)
                                   (UNAUDITED)

                                                                                         March 31,       December 31,
                                                                                           2004             2003
                                                                                           ----             ----
ASSETS
     Cash and due from banks                                                            $     5,421     $     7,433
     Federal funds sold                                                                      40,698          15,600
                                                                                        -----------     -----------
         Cash and cash equivalents                                                           46,119          23,033

     Interest-bearing deposits in other financial institutions                               12,695           6,048
     Securities available for sale                                                           65,305          84,774
     Federal Home Loan Bank stock                                                             4,601           4,544

     Total loans                                                                            255,021         297,846
         Allowance for loan losses                                                          (12,730)        (22,005)
                                                                                        -----------     -----------
     Net loans                                                                              242,291         275,841

     Premises and equipment                                                                  13,222          13,747
     Other real estate held for sale                                                          3,861           4,356
     Other assets                                                                            12,335          10,196
                                                                                        -----------     -----------

         TOTAL ASSETS                                                                   $   400,429     $   422,539
                                                                                        ===========     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
     Liabilities:
         Non-interest-bearing deposits                                                  $    24,378     $    26,179
         Interest-bearing deposits                                                          262,694         279,615
                                                                                        -----------     -----------
              Total deposits                                                                287,072         305,794

     Borrowings                                                                              87,026          87,026
     Subordinated debentures                                                                 12,450          12,450
     Other liabilities                                                                        4,510           6,569
                                                                                        -----------     -----------
         TOTAL LIABILITIES                                                                  391,058         411,839


     Shareholders' equity:
         Preferred stock - No par value:
           Authorized 500,000 shares, no shares outstanding                                      -0-             -0-
         Common stock - No par value:
           Authorized - 18,000,000 shares
           Issued and outstanding - 7,019,152                                                16,175          16,175
         Retained earnings                                                                   (8,169)         (6,502)
         Accumulated other comprehensive income                                               1,365           1,027
                                                                                        -----------     -----------
              Total shareholders' equity                                                      9,371          10,700
                                                                                        -----------     -----------

         TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                     $   400,429     $   422,539
                                                                                        ===========     ===========




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                       NORTH COUNTRY FINANCIAL CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in Thousands, Except per Share Data)
                                   (UNAUDITED)

                                                                                            Three Months Ended
                                                                                        ---------March 31,---------
                                                                                            2004           2003
                                                                                            ----           ----
Interest income:
     Interest and fees on loans:
         Taxable                                                                        $     3,796     $     5,641
         Tax-exempt                                                                             319             422
     Interest on securities:
         Taxable                                                                                698             692
         Tax-exempt                                                                              43              66
     Other interest income                                                                      120             152
                                                                                        -----------     -----------
         Total interest income                                                                4,976           6,973
                                                                                        -----------     -----------

Interest expense:
     Deposits                                                                                 1,665           2,545
     Borrowings                                                                               1,181           1,199
     Subordinated debentures                                                                    119             122
                                                                                        -----------     -----------
         Total interest expense                                                               2,965           3,866
                                                                                        -----------     -----------

Net interest income                                                                           2,011           3,107
Provision for loan losses                                                                        -0-             -0-
                                                                                        -----------     -----------
Net interest income after provision for loan losses                                           2,011           3,107
                                                                                        -----------      -----------

Other income:
     Service fees                                                                               293             430
     Loss on sale of securities                                                                  -0-            (23)
     Gain on sale of loans                                                                       12              55
     Gain (loss) on sale of property and equipment                                               48             (58)
     Other loan and lease income                                                                  5              27
     Other operating income                                                                      95             413
                                                                                        -----------     -----------
         Total other income                                                                     453             844
                                                                                        -----------     -----------

Other expenses:
     Salaries, commissions, and related benefits                                              1,499           1,677
     Occupancy expense                                                                          347             399
     Furniture and equipment expense                                                            258             366
     Data processing                                                                            355             407
     Accounting, legal, and consulting fees                                                     406             830
     Loan and deposit expense                                                                   493             574
     Telephone                                                                                  213             333
     Advertising expense                                                                         17              49
     Amortization and impairment of acquisition intangibles                                      88             128
     Other                                                                                      455             373
                                                                                        -----------     -----------
         Total other expenses                                                                 4,131           5,136
                                                                                        -----------     -----------

Income (loss) before provision for  income taxes                                             (1,667)         (1,185)
Provision for income taxes                                                                       -0-            320
                                                                                        -----------     -----------

Net income (loss)                                                                       $    (1,667)    $    (1,505)
                                                                                        ===========     ===========

Earnings (loss) per common share:
     Basic                                                                              $     (0.24)    $     (0.21)
                                                                                        ===========     ===========
     Diluted                                                                            $     (0.24)    $     (0.21)
                                                                                        ===========     ===========




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